[GRAPHIC OMITTED][GRAPHIC OMITTED]


CONTACTS: Richard M. Ubinger                             June Filingeri
          Vice President of Finance,                     President
          Chief Financial Officer and Treasurer          Comm-Partners LLC
                    (412) 257-7606                       (203) 972-0186

FOR IMMEDIATE RELEASE
---------------------

             UNIVERSAL STAINLESS REPORTS THIRD QUARTER 2007 RESULTS
                - DILUTED EPS IS $0.81 ON SALES OF $62 MILLION -

         BRIDGEVILLE, PA, OCTOBER 23, 2007 - UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC. (NASDAQ: USAP) reported today that sales for the third quarter of 2007 rose 13% to $62.0 million compared with $55.1 million in the third quarter of 2006. Net income for the 2007 third quarter was $5.5 million, or $0.81 per diluted share, compared with $5.7 million, or $0.86 per diluted share in the third quarter of 2006.

         The 2007 third quarter results included a charge of $1.4 million, equivalent to $0.14 per diluted share, for an increase to the Company's LCM (Lower of Cost or Market) resrve mainly due to a continued decline in nickel prices in the quarter. This was offset by an estimated FIFO (First-In First-Out inventory accounting method) benefit of $1.5 million, equivalent to $0.15 per diluted share, at the Dunkirk segment. The estimated FIFO gain in the third quarter of 2006 was $0.5 million, equivalent to $0.05 per diluted share. The Company noted that it has adjusted its 2007 estimated annual income tax rate to 34.0% from 35.0% based on the federal and state income tax returns filed in September 2007. The cumulative effect of the estimated change in the annual income tax rate was equivalent to $0.04 per diluted share in the 2007 third quarter. The impact of this change in comparison to the 2006 third quarter was equivalent to $0.06 per diluted share. Net income for the 2006 third quarter has been adjusted for the retrospective application of an accounting pronouncement as detailed in the financial tables.

         Sales for the third quarter of 2007 exceeded the Company's forecasted range of $52 to $57 million and diluted EPS was within the expected range of $0.77 to $0.82.

         For the first nine months of 2007, sales rose 22% to $180.3 million and net income increased 27% to $18.1 million, or $2.67 per diluted share, compared to the same period of 2006.

USAP REPORTS RESULTS FOR 2007 THIRD QUARTER                           - PAGE 2 -

         Chairman and CEO Mac McAninch commented: "We are pleased with our performance in the third quarter, which included year-over-year sales growth to each of our end markets, with the exception of petrochemical, where sales rose sequentially. We are benefiting from the ongoing strength of our markets, the capital investments we have continued to make, and our expanded focus on operational improvement and customer satisfaction."

         Mr. McAninch continued: "Our progress in the third quarter was achieved despite industry crosscurrents created by the turbulence in the price of nickel and mixed economic indicators. These conditions have led to restrained demand from service centers. Our fourth quarter forecast reflects these conditions, as well as the normal conservative order patterns at year-end."

         Mr. McAninch concluded: "As we look to 2008, we remain as positive as ever about the prospects within each of our end markets. We expect aerospace and power generation demand to remain very strong for the next several years. The high price of oil would appear to bode well for petrochemical demand and the heavy equipment market should continue to benefit from global growth. We plan to make further capital investments that will enable us to capitalize on our market opportunities, better serve our customers and drive our growth to new levels."

SEGMENT REVIEW
--------------
         In the third quarter of 2007, the UNIVERSAL STAINLESS & ALLOY PRODUCTS SEGMENT had sales of $55.9 million and operating income of $4.2 million, yielding an operating margin of 8%. This included a charge of $772,000 for the aforementioned LCM reserve attributable to the segment. In the third quarter of 2006, sales were $47.2 million and operating income was $4.1 million, or 9% of sales. In the second quarter of 2007, sales were $55.1 million and operating income was $5.8 million, or 11% of sales. This included $1.3 million of costs related to a legal settlement and a portion of an inventory adjustment mainly due to increased LCM reserves resulting from a sharp decline in nickel prices at the end of the second quarter.

         The 19% increase in sales from the 2006 third quarter reflected a 30% increase in sales to forgers, a 25% increase in sales of tool steel plate to service centers, and an 82% increase in sales of special shapes to OEMs. It also included a 30% increase in shipments to the Dunkirk operation. Results were aided by the addition of a seventh vacuum-arc remelt (VAR) furnace, which became operational in January of 2007, and by surcharges because of higher nickel prices at the beginning of the quarter. Changes in the price of nickel affected operating margin comparisons with both the third quarter of 2006 and the second quarter of 2007. There was also a shift in product mix compared with the second quarter of 2007, with sales of reroll products up 18%, while sales of bar products to service centers were down 27%.

USAP REPORTS RESULTS FOR 2007 THIRD QUARTER                           - PAGE 3 -

         The DUNKIRK SPECIALTY STEEL SEGMENT reported sales of $21.3 million and operating income of $3.0 million for the third quarter of 2007, resulting in an operating margin of 14%. The operating income included the LCM charge attributable to the segment totaling $635,000, which was more than offset by the estimated $1.5 million FIFO benefit from the timing of surcharges and the changing price of nickel. In the third quarter of 2006, sales were $19.8 million and operating income was $3.8 million, or 19% of sales, and included an estimated FIFO benefit of $0.5 million. In the second quarter of 2007, sales were also $21.3 million, while operating income was $3.7 million, or 17% of sales, and included $492,000 of costs related to the second quarter inventory adjustment attributable to the segment offset by an estimated $1.2 million FIFO benefit.

         Dunkirk's 7% increase in sales over the 2006 third quarter included a 27% increase in sales to service centers mainly of bar products, which more than offset lower sales of rod/wire products to redrawers

         THE COMPANY NOTED THAT IT IS CURRENTLY NEGOTIATING A NEW COLLECTIVE BARGAINING AGREEMENT THAT COVERS THE HOURLY EMPLOYEES AT ITS DUNKIRK FACILITY. THE CURRENT AGREEMENT EXPIRES ON OCTOBER 31, 2007.

BUSINESS OUTLOOK
----------------
The following statements are based on the Company's current expectations. These statements are forward-looking, and actual results may differ materially.

         The Company estimates that fourth quarter 2007 sales will range from $45 to $50 million and that diluted EPS will range from $0.60 to $0.65. This compares with sales of $55.8 million and adjusted diluted EPS of $0.94, in the fourth quarter of 2006.

         The following factors were considered in developing these estimates:

o The Company's total backlog at September 30, 2007 was approximately $88 million compared to $103 million at June 30, 2007, mainly reflecting the reduced order levels from service centers and the effect of lower nickel costs on sales prices. These factors also led to lower inventory levels in the third quarter of 2007, which had the effect of increasing cash flow from operations to a record $15.4 million and free cash flow (cash from operations minus capital expenditures) to $11.8 million, equivalent to $1.75 per diluted share.

o The EPS forecast for the fourth quarter of 2007 does not assume any FIFO benefit due to the decline in the market value of nickel. The FIFO benefit in the fourth quarter of 2006 was approximately $1.1 million, equivalent to $0.11 per diluted share.

o Sales from the Dunkirk Specialty Steel segment are expected to approximate $19 million in the fourth quarter of 2007.

USAP REPORTS RESULTS FOR 2007 THIRD QUARTER                           - PAGE 4 -

WEBCAST
-------
         A simultaneous Webcast of the Company's conference call discussing the third quarter of 2007 and the fourth quarter outlook, scheduled at 10:00 a.m. (Eastern) today, will be available on the Company's website at www.univstainless.com, and thereafter archived on the website. A telephone replay of the conference call will be available beginning at 12:00 noon
(Eastern) today and continuing through October 30th. It can be accessed by dialing 706-645-9291, passcode 19618885. This is a toll call.

ABOUT UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
------------------------------------------------
         Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets a broad line of semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company's products are sold to rerollers, forgers, service centers, original equipment manufacturers and wire redrawers. More information is available at www.univstainless.com.

FORWARD-LOOKING INFORMATION SAFE HARBOR
---------------------------------------
EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT ARE MADE PURSUANT TO THE "SAFE HARBOR" PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED RESULTS. THOSE RISKS INCLUDE, AMONG OTHERS, RISKS ASSOCIATED WITH THE RECEIPT, PRICING AND TIMING OF FUTURE CUSTOMER ORDERS, RISKS ASSOCIATED WITH SIGNIFICANT FLUCTUATIONS THAT MAY OCCUR IN RAW MATERIAL AND ENERGY PRICES, RISKS ASSOCIATED WITH THE MANUFACTURING PROCESS, LABOR AND PRODUCTION YIELDS, RISKS RELATED TO PROPERTY, PLANT AND EQUIPMENT, AND RISKS RELATED TO THE ULTIMATE OUTCOME OF THE COMPANY'S CURRENT AND FUTURE LITIGATION AND REGULATORY MATTERS. CERTAIN OF THESE RISKS AND OTHER RISKS ARE DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) OVER THE LAST 12 MONTHS, COPIES OF WHICH ARE AVAILABLE FROM THE SEC OR MAY BE OBTAINED UPON REQUEST FROM THE COMPANY.


                          - FINANCIAL TABLES FOLLOW -

                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
                              FINANCIAL HIGHLIGHTS
              (Dollars in thousands, except per share information)
                                   (Unaudited)

                      CONSOLIDATED STATEMENT OF OPERATIONS


                                               For the Quarter Ended           For the Nine-Months Ended
                                                       September 30,                     September 30,
                                                  2007           2006              2007           2006
                                                  ----           ----              ----           ----
     NET SALES
Stainless steel                            $    45,510     $   41,726       $  130,208       $   110,159
Tool steel                                       7,281          5,408           20,822            18,645
High-strength low alloy steel                    6,006          4,529           19,812            10,322
High-temperature alloy steel                     2,637          2,932            7,737             7,045
Conversion services                                446            461            1,427             1,694
Other                                              128             54              297               201
                                             ---------      ---------        ----------        ---------
    Total net sales                             62,008         55,110          180,303           148,066
Cost of products sold                           50,875         42,910          143,337           116,721
Selling and administrative expenses              2,990          3,038            8,951             8,173
                                             ---------      ---------        ---------         ---------
    Operating income                             8,143          9,162           28,015            23,172
Interest expense                                  (181)          (275)            (603)             (810)
Other income                                        26              2               36                 6
                                            ----------      ---------        ----------        ---------
    Income before taxes                          7,988          8,889           27,448            22,368
Income tax provision                             2,521          3,200            9,332             8,052
                                            ----------      ---------        ---------         ---------
    Net income                             $     5,467    $     5,689      $    18,116       $     14,316
                                             =========      =========        =========         =========
Earnings per share - Basic                 $      0.82    $      0.88      $      2.73       $      2.23
                                             =========      =========        =========         =========
Earnings per share - Diluted               $      0.81    $      0.86      $      2.67              2.17
                                             =========      =========        =========       $ =========

Weighted average shares of
Common Stock outstanding
    Basic                                    6,656,753      6,443,570        6,640,238         6,429,089
    Diluted                                  6,783,147      6,615,719        6,772,963         6,597,185

---------------------------------------------------------------------------------------------------------
NOTE: 2006 results have been adjusted to reflect the  retrospective  application of the January 1, 2007 change in accounting for major maintenance  expenses from the accrue-in-advance  method to the deferral method in accordance with the FASB
Staff Position entitled  "Accounting for Planned Major Maintenance  Activities,"
issued in September  2006.  The effect of the change in accounting is summarized below:

                                                For the Quarter Ended          For the Nine-Months Ended
                                                  September 30, 2006              September 30, 2006
                                            As Reported    As Adjusted       As Reported      As Adjusted
                                            -----------    -----------       -----------      -----------
Operating income:
    Universal Stainless & Alloy
       Products Segment                    $     4,047    $     4,097      $    14,840       $    15,029
    Dunkirk Specialty Steel Segment              3,811          3,763            7,535             7,549
    Intersegment elimination                     1,302          1,302              594               594
                                            ----------      ---------        ---------        ----------
                                            $    9,160      $   9,162      $    22,969       $    23,172
                                            ==========      =========        =========        ==========


Net income                                 $     5,688    $     5,689      $    14,186       $    14,316
                                            ==========      =========        =========        ==========
Diluted earnings per share                 $      0.86    $     0.86       $      2.15    $         2.17
                                            ==========      =========        =========        ==========




                                             BUSINESS SEGMENT RESULTS

UNIVERSAL STAINLESS & ALLOY PRODUCTS SEGMENT
                                                For the Quarter Ended          For the Nine-Months Ended
                                                      September 30,                    September 30,
                                                  2007           2006            2007              2006
                                                  ----           ----            ----              ----
     NET SALES
Stainless steel                            $    31,211     $   28,342       $   87,011      $     74,353
Tool steel                                       6,748          4,852           19,018            17,466
High-strength low alloy steel                    2,560          2,107           10,382             5,036
High-temperature alloy steel                     1,207            931            3,353             2,690
Conversion services                                305            321              957             1,243
Other                                              107             39              229               151
                                             ---------       --------        ---------        ----------
                                                42,138         36,592          120,950           100,939
Intersegment                                    13,797         10,599           38,244            31,089
                                             ---------       --------        ---------        ----------
    Total net sales                             55,935         47,191          159,194           132,028
Material cost of sales                          32,170         24,055           83,085            61,809
Operation cost of sales                         17,506         16,915           52,556            49,511
Selling and administrative expenses              2,022          2,124            6,311             5,679
                                             ---------       --------        ---------        ----------
    Operating income                       $     4,237    $     4,097      $    17,242      $     15,029
                                             =========       ========        =========        ==========

DUNKIRK SPECIALTY STEEL SEGMENT
                                                For the Quarter Ended          For the Nine-Months Ended
                                                      September 30,                      September 30,
                                                  2007           2006            2007              2006
                                                  ----           ----            ----              ----
     NET SALES
Stainless steel                            $    14,299    $    13,384      $    43,197      $     35,806
Tool steel                                         533            556            1,804             1,179
High-strength low alloy steel                    3,446          2,422            9,430             5,286
High-temperature alloy steel                     1,430          2,001            4,384             4,355
Conversion services                                141            140              470               451
Other                                               21             15               68                50
                                             ---------       --------        ---------        ----------
                                                19,870         18,518           59,353            47,127
Intersegment                                     1,398          1,317            3,676             2,874
                                             ---------       --------        ---------        ----------
    Total net sales                             21,268         19,835           63,029            50,001
Material cost of sales                          13,130         10,847           36,374            27,756
Operation cost of sales                          4,145          4,311           13,451            12,202
Selling and administrative expenses                968            914            2,640             2,494
                                             ---------       --------        ---------        ----------
    Operating income                       $     3,025    $     3,763      $    10,564      $      7,549
                                             =========       ========        =========        ==========





                                            MARKET SEGMENT INFORMATION
                                                For the Quarter Ended          For the Nine-Months Ended
                                                       September 30,                   September 30,
                                                  2007           2006            2007              2006
                                                  ----           ----            ----              ----
     NET SALES
Service centers                            $    31,451     $   26,394       $    93,154      $     75,750
Forgers                                         13,852         10,614            40,170            25,035
Rerollers                                       10,199          9,856            26,049            25,080
Original equipment manufacturers                 4,452          4,421            13,869            13,976
Wire redrawers                                   1,424          3,310             5,337             6,330
Conversion services                                446            461             1,427             1,694
Other                                              184             54               297               201
                                             ---------       --------        ----------        ----------
    Total net sales                        $    62,008     $   55,110       $   180,303       $   148,066
                                             =========       ========        ==========        ==========
Tons shipped                                    11,372         13,636            33,856            38,421
                                             =========       ========        ==========        ==========

                                                CONSOLIDATED BALANCE SHEET

                                                        September 30,         December 31,
                                                            2007                  2006
                                                            ----                  ----
     ASSETS
Cash                                                       $    8,130       $     2,909
Accounts receivable, net                                       39,285            33,308
Inventory                                                      62,949            66,019
Deferred taxes                                                  3,004             1,544
Other current assets                                            1,928             1,606
                                                             --------        ----------
    Total current assets                                      115,296           105,386
Property, plant & equipment, net                               52,888            49,251
Other assets                                                      629               584
                                                             --------        ----------
    Total assets                                           $  168,813       $   155,221
                                                             ========        ==========
     LIABILITIES AND STOCKHOLDERS' EQUITY
Trade accounts payable                                     $   13,675       $    13,123
Outstanding checks in excess of bank balance                    3,791             3,427
Accrued employment costs                                        5,893             4,121
Current portion of long-term debt                               2,380             2,364
Other current liabilities                                       1,479             1,902
                                                             --------        ----------
    Total current liabilities                                  27,218            24,937
Bank revolver                                                       -             8,392
Long-term debt                                                  7,049             8,836
Deferred taxes                                                  9,493             8,402
                                                             --------        ----------
    Total liabilities                                          43,760            50,567
Stockholders' equity                                          125,053           104,654
                                                           ----------        ----------
    Total liabilities and stockholders' equity        $        168,813      $   155,221
                                                           ============      ==========



                    CONSOLIDATED STATEMENT OF CASH FLOW DATA
                  For the Nine-month Period Ended September 30,

                                                               2007               2006
                                                               ----               ----
Cash flows provided by operating activities:
  Net income                                             $    18,116     $       14,316
  Adjustments to reconcile to net cash
    provided by operating activities:
      Depreciation and amortization                            2,764              2,460
      Deferred tax decrease                                     (448)              (806)
      Stock based compensation expense                           332                193
      Excess tax benefits from share-based
         payment arrangements                                   (976)              (179)
  Changes in assets and liabilities:
      Accounts receivable, net                                (5,977)            (9,821)
      Inventory                                                3,070            (12,057)
      Trade accounts payable                                     552              5,766
      Deferred revenue                                           207              2,498
      Accrued employment costs                                 1,772              1,961
      Other, net                                                  86              1,177
                                                           ---------       -------------
Cash flow provided by operating activities                    19,498               5,508
                                                           ---------       -------------
Cash flow used in investing activities:
  Capital expenditures                                        (6,429)             (5,587)
                                                           ---------       -------------
Cash flow used in investing activities                        (6,429)             (5,587)
                                                           ---------       -------------
Cash flows used in financing activities:
  Revolving credit net repayments                             (8,392)             1,036
  Long-term debt repayments                                   (1,771)              (914)
  Net change in outstanding checks in excess
    of bank balance                                              364               (554)
  Proceeds from issuance of common stock                         975                326
  Excess tax benefits from share-based payment
arrangements                                                     976                179
                                                           ---------       ------------
Cash flow (used in) provided by financing activities          (7,848)                73
                                                           ---------       ------------
  Net cash flow                                          $     5,221     $           (6)
                                                           =========       =============